                                  EXHIBIT 99.1
                                                                 CONTACT PERSON:
                                                                    Robert Hynes
                                                                  (212) 355-5200

FOR IMMEDIATE RELEASE

           WHX CORPORATION ANNOUNCES EXPIRATION OF ITS MODIFIED DUTCH
             AUCTION TENDER OFFER AND CONSENT SOLICITATION FOR ITS
                          10 1/2% SENIOR NOTES DUE 2005

            New York - December 21, 2001 - WHX Corporation (NYSE: WHX) announced today that it permitted its "Modified  Dutch  Auction"  tender offer and consent solicitation with respect to $123,000,000 principal amount of its outstanding 10
1/2 % Senior  Notes due 2005 (the  "Notes") to expire at 5:00 p.m. New York City time, on Thursday,  December 20, 2001, in accordance  with its terms and did not extend it. The conditions to the tender offer and consent  solicitation were not satisfied and, accordingly,  WHX will not purchase any of the tendered Notes and the indenture pursuant to which the Notes were issued will not be amended.

Forward-Looking Statements

            This  press  release  contains  certain  forward-looking  statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section  21E of the  Securities  Exchange  Act of 1934,  as  amended,  which are intended  to be covered  by the safe  harbors  created  thereby.  Investors  are cautioned that all  forward-looking  statements  involve risks and  uncertainty.
Although  WHX  believes  that the  assumptions  underlying  the  forward-looking statements  contained  herein are reasonable,  any of the  assumptions  could be inaccurate,  and therefore,  there can be no assurance that the  forward-looking statements included in this press release will prove to be accurate. In light of
the  significant  uncertainties  inherent  in  the  forward-looking   statements
included herein,  the inclusion of such information  should not be regarded as a representation  by WHX or any other person that the  objectives and plans of WHX will be achieved.